Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Results of Operations for First Quarter 2026

LOS ANGELES, CA – (BUSINESS WIRE) – May 15, 2026 – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively, with the Company, “City First Broadway”), is announcing revised results of operations for the first quarter of 2026, which correct an error in the calculation of interest on loans in the results of operations reported in the Company’s press release dated April 28, 2026 and are consistent with the financial information reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2026.

The Company reported consolidated net income before preferred dividends of $1.2 million, or $0.13 per diluted share, for the first quarter of 2026, compared to consolidated net loss before preferred dividends of $2.7 million, or ($0.31) per diluted share, for the first quarter of 2025 representing improvement of $3.9 million.

Net income attributable to common stockholders was $409 thousand during the first quarter of 2026 after deducting preferred dividends of $750 thousand, compared to net loss attributable to common stockholders of $3.4 million for the first quarter of 2025 after deducting preferred dividends of $750 thousand.  Diluted income per common share was $0.05 for the first quarter of 2026, compared to ($0.39) of loss per diluted common share for the first quarter of 2025.  Diluted income per common share for both the first quarter of 2026 and the first quarter of 2025 reflects preferred dividends of $0.09 per diluted common share.

First Quarter 2026 Highlights:

•	Total loans increased 4.2%, or $42.7 million, during the first quarter of 2026 compared to December 31, 2025
•	Total deposits increased by $155.5 million, or 16.9%, during the first quarter of 2026 compared to December 31, 2025
•	The net interest margin increased by 12 basis points to 2.75% for the first quarter of 2026, compared to 2.63% for the first quarter of 2025
•	Borrowings were $0 at March 31, 2026 compared to $72.0 million at December 31, 2025, a reduction of $72.0 million, or 100%
•	Capital ratios remain strong with a Community Bank Leverage Ratio of 14.06% at March 31, 2026 compared to 14.09% at December 31, 2025
•	Credit quality remains strong with non-accrual loans to total loans at 1.07% and non-performing loans to total assets at 0.80%

Chief Executive Officer, Brian Argrett commented, “We are very pleased with our strong first quarter of 2026 results and continue to build on this positive momentum.  Net income after preferred dividends increased to $409 thousand compared to the quarter ended December 31, 2025, mainly driven by a 3.7% increase in net interest income from the prior quarter.”

“Loans grew by $42.7 million, or 4.2%, and deposits increased by $155.5 million, or 16.9%, since December 31, 2025, reflecting continued customer growth and deposit inflows.  During the quarter, we further strengthened the balance sheet by eliminating $72.0 million in borrowings, which reduced our cost of funds and contributed to a 13-basis-point improvement in the net interest margin to 2.75% compared to the prior quarter.”

“We remain focused on building long-term relationships, maintaining a strong and flexible balance sheet while executing our mission-driven objectives.  These priorities allow us to support our customers, local businesses, and low‑to‑moderate income communities while working to deliver sustainable, long‑term performance.”

“As always, I thank our employees for their endless dedication and our stockholders, depositors, and Board of Directors for their ongoing support of our strategy and mission.  Their commitment is essential to our efforts to enhance efficiency and drive disciplined growth.”

Income Statement

•
Net Interest Income totaled $9.1 million, representing an increase of $1.0 million, or 12.5%, from net interest income of $8.0 million for the first quarter of 2025.  The increase resulted from a $1.4 million increase in interest income, due to a $1.4 million increase in interest income on available-for-sale securities due to an increase in the average balance of available-for-sale securities and the average rate earned on available-for-sale securities.  Further, interest expense on borrowings decreased $1.4 million due to a decrease in the average balance of borrowings.  These increases in net interest income were offset by a $1.8 million increase in interest expense on deposits due an increase in the average balance of deposits and the average rate paid on deposits.

The net interest margin increased to 2.75% for the first quarter of 2026 from 2.63% for the first quarter of 2025, due to an increase in the average rate earned on interest-earning assets, which increased to 4.93% for the first quarter of 2026 from 4.84% for the first quarter of 2025, and a decrease in the cost of funds, which decreased to 2.91% for the first quarter of 2026 from 3.06% for the first quarter of 2025.

•
Provision for Credit Losses was $200 thousand for the three months ended March 31, 2026, compared to a provision for credit losses of $1.9 million for the three months ended March 31, 2025.  This decrease was largely attributed to a reduction in required reserves on individually evaluated loans, as a specific reserve was recorded on a non‑accrual loan during the first quarter of 2025.

The allowance for credit losses (“ACL”) increased to $9.5 million as of March 31, 2026, compared to $9.4 million as of December 31, 2025.  Credit quality remains strong with non-accrual loans as a percentage of total loans at 1.07% and non-performing assets to total assets of 0.80% despite the increase in non-accrual loans.

•
Non-interest Expense was $8.0 million for the first quarter of 2026, compared to $10.2 million for the first quarter of 2025, representing a decrease of $2.2 million, or 21.4%. The decrease was primarily due to the $1.9 million operational loss incurred in the first quarter of 2025 as well as a $398 thousand decrease in compensation and benefits expense.

•
Income Tax Expense/Benefit was income tax expense of $282 thousand for the first quarter of 2026 compared to income tax benefit of $1.1 million for the first quarter of 2025.  The increase in tax expense reflected an increase of $5.2 million in pre-tax income between the two periods.  The effective tax rate was 19.76% for the first quarter of 2026, compared to 28.75% for the first quarter of 2025.

Balance Sheet

•
Total Assets increased by $80.5 million at March 31, 2026, compared to December 31, 2025, reflecting increases in net loans of $42.7 million, securities available-for-sale of $27.3 million and cash and cash equivalents of $16.1 million. The increases in net loans and securities available-for-sale were mainly due to purchases of loans and securities available-for-sale.

•
Loans Held for Investment, Net of the ACL, increased by $42.7 million to $1.1 billion at March 31, 2026, compared to $1.0 billion at December 31, 2025.  The increase was primarily due to loan purchases.

•
Deposits increased by $155.5 million, or 16.9%, to $1.1 billion at March 31, 2026, from $917.6 million at December 31, 2025.  The increase in deposits was attributable to increases of $198.1 million in savings deposits and $11.1 million in certificates of deposit accounts, partially offset by decreases of $48.5 million in liquid deposits (demand, interest checking, and money market accounts), $4.8 million in Insured Cash Sweep (“ICS”) deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks), and $319 thousand in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are similar to ICS deposits, but involve certificates of deposit, instead of money market accounts).

As of March 31, 2026, our uninsured deposits, including deposits from City First Bank and other affiliates, represented 46% of our total deposits, compared to 41% as of December 31, 2025.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.

•	Total Borrowings decreased by $72.0 million to $0 at March 31, 2026, from $72.0 million at December 31, 2025, due to paying down FHLB advances.

Asset Quality

•	Allowance for Credit Losses was 0.89% of total loans held for investment at March 31, 2026, compared to 0.92% at December 31, 2025.

•	Nonperforming Assets were $11.5 million at March 31, 2026, compared to $11.2 million at December 31, 2025.

Capital

•	Stockholders’ equity was $262.5 million, or 18.4% of the Company’s total assets, at March 31, 2026, compared to $262.8 million, or 19.5% of the Company’s total assets, at December 31, 2025.

•
Book Value per Share was $12.10 at March 31, 2026, compared to $12.28 at December 31, 2025. Capital ratios remain strong with a Community Bank Leverage Ratio of 14.06% at March 31, 2026 compared to 14.09% at December 31,2025.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

City First Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of credit losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for credit losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; (13) the loss of our CDFI certification could potentially limit our grant income awards; and (14) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The following table sets forth the consolidated statements of financial condition as of March 31, 2026 and December 31, 2025.

BROADWAY FINANCIAL CORPORATION
 Consolidated Statements of Financial Condition
 (In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Cash and due from banks	$1,748	$1,676
Interest-bearing deposits in other banks	24,858	8,831
Cash and cash equivalents	26,606	10,507
Securities available-for-sale, at fair value (amortized cost of $294,145 and $265,371)	284,103	256,835
Loans receivable held for investment, net of allowance of $9,509 and $9,424	1,059,262	1,016,540
Accrued interest receivable	6,676	5,999
Federal Home Loan Bank (FHLB) stock	999	4,417
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,657	8,732
Bank owned life insurance	23,918	23,663
Deferred tax assets, net	6,781	6,711
Core deposit intangible, net	1,384	1,460
Other assets	4,136	7,162
Total assets	$1,426,065	$1,345,569
Liabilities and equity
Liabilities:
Deposits	$1,073,056	$917,603
Securities sold under agreements to repurchase	81,249	80,773
Borrowings	-	72,000
Accrued expenses and other liabilities	9,088	12,236
Total liabilities	1,163,393	1,082,612
Equity:
Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at March 31, 2026 and December 31, 2025; issued and outstanding 150,000 shares at March 31, 2026 and December 31, 2025; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at March 31, 2026 and December 31, 2025; issued 6,528,211 shares at March 31, 2026 and 6,409,760 shares at December 31, 2025; outstanding 6,200,983 shares at March 31, 2026 and 6,082,532 shares at December 31, 2025	65	64
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at March 31, 2026 and December 31, 2025; issued and outstanding 1,425,404 shares at March 31, 2026 and December 31, 2025	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at March 31, 2026 and December 31, 2025; issued and outstanding 1,672,562 at March 31, 2026 and December 31, 2025	17	17
Additional paid-in capital	143,520	143,194
Accumulated deficit	(14,829)	(15,238)
Unearned Employee Stock Ownership Plan (ESOP) shares	(3,806)	(3,869)
Accumulated other comprehensive loss, net of tax	(7,175)	(6,105)
Treasury stock-at cost, 327,228 shares at March 31, 2026 and at December 31, 2025	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary equity	262,480	262,751
Non-controlling interest	192	206
Total liabilities and equity	$1,426,065	$1,345,569

The following table sets forth the consolidated statements of operations for the three months ended March 31, 2026 and 2025.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Interest income:
Interest and fees on loans receivable	$13,287	$13,117
Interest on available-for-sale securities	2,613	1,208
Other interest income	309	476
Total interest income	16,209	14,801

Interest expense:
Interest on deposits	5,990	4,199
Interest on borrowings	1,166	2,557
Total interest expense	7,156	6,756

Net interest income	9,053	8,045
Provision for credit losses	200	1,914
Net interest income after provision for credit losses	8,853	6,131

Non-interest income:
Service charges	44	43
Grants	107	25
Other	438	220
Total non-interest income	589	288

Non-interest expense:
Compensation and benefits	4,886	5,284
Occupancy expense	508	540
Information services	940	706
Professional services	586	700
Advertising and promotional expense	124	46
Supervisory costs	185	193
Corporate insurance	55	67
Amortization of core deposit intangible	76	79
Operational loss	-	1,943
Other expense	655	639
Total non-interest expense	8,015	10,197

Income (loss) before income taxes	1,427	(3,778)
Income tax expense (benefit)	282	(1,086)
Net income (loss)	$1,145	$(2,692)
Less: Net (loss) income attributable to non-controlling interest	(14)	(3)
Net income (loss) attributable to Broadway Financial Corporation	$1,159	$(2,689)
Less: Preferred stock dividends	750	750

Net income (loss) attributable to common stockholders	$409	$(3,439)

Earnings (loss) per common share-basic	$0.05	$(0.39)
Earnings (loss) per common share-diluted	$0.05	$(0.39)

The following table sets forth the average balances, average yields and costs for the periods indicated.  All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended
	March 31, 2026			March 31, 2025
	(Dollars in thousands) (Unaudited)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$22,560	$201	3.61%	$28,958	$312	4.37%
Securities	265,415	2,613	3.99%	196,463	1,208	2.49%
Loans receivable (1)	1,039,076	13,287	5.19%	1,003,730	13,117	5.30%
FRB and FHLB stock (2)	6,642	108	6.59%	11,188	164	5.94%
Total interest-earning assets	1,333,693	$16,209	4.93%	1,240,339	$14,801	4.84%
Non-interest-earning assets	42,377			50,173
Total assets	$1,376,070			$1,290,512

Liabilities and Equity
Interest-bearing liabilities:
Money market deposits	$191,248	$1,047	2.22%	$119,101	$257	0.88%
Savings deposits	102,463	631	2.50%	48,712	68	0.57%
Interest checking and other demand deposits	264,446	1,619	2.48%	255,647	1,911	3.03%
Certificate accounts	313,330	2,693	3.49%	224,317	1,963	3.55%
Total deposits	871,487	5,990	2.79%	647,777	4,199	2.63%
Borrowings	44,072	421	3.87%	149,135	1,529	4.16%
Other borrowings	82,359	745	3.67%	98,525	1,028	4.23%
Total borrowings	126,431	1,166	3.74%	247,660	2,557	4.19%
Total interest-bearing liabilities	997,918	$7,156	2.91%	895,437	$6,756	3.06%
Non-interest-bearing liabilities	113,688			108,638
Equity	264,464			286,437
Total liabilities and equity	$1,376,070			$1,290,512

Net interest rate spread (3)		$9,053	2.02%		$8,045	1.78%
Net interest rate margin (4)			2.75%			2.63%
Ratio of interest-earning assets to interest-bearing liabilities			133.65%			138.52%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

The following table sets forth selected financial data and ratios for the quarters noted below.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY
Selected Financial Data and Ratios (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Balance Sheets at Quarter End:
Total gross loans	1,068,771	1,025,964	1,023,483	986,944	1,001,847
Allowance for credit losses	9,509	9,424	10,339	9,880	10,260
Investment securities	284,103	256,835	244,005	177,977	185,938
Total assets	1,426,065	1,345,569	1,335,565	1,247,517	1,258,776
Total deposits	1,073,056	917,603	849,205	798,922	776,543
Total Broadway Financial Corporation and Subsidiary equity	262,480	262,751	261,687	284,679	283,566

Profitability for the Quarter:
Interest income	16,209	16,293	15,791	14,397	14,801
Interest expense	7,156	7,563	7,174	6,642	6,756
Net interest income	9,053	8,730	8,617	7,755	8,045
Provision for (recovery of) credit losses	200	47	679	(454)	1,914
Non-interest income	589	687	422	355	288
Non-interest expenses	8,015	7,946	31,518	7,522	10,197
Income (loss) before income taxes	1,427	1,424	(23,158)	1,042	(3,778)
Income tax expense (benefit)	282	392	736	296	(1,086)
Net income (loss)	1,145	1,032	(23,894)	746	(2,692)
Less: Net (loss) income attributable to non-controlling interest	(14)	7	(11)	(6)	(3)
Net income (loss) attributable to Broadway Financial Corporation	1,159	1,025	(23,883)	752	(2,689)
Less: Preferred stock dividends	750	750	750	750	750
Net income (loss) attributable to common stockholders	409	275	(24,633)	2	(3,439)

Financial Performance:
Return on average assets (annualized)	0.12%	0.08%	(7.48)%	0.00%	(1.08)%
Return on average equity (annualized)	0.63%	0.41%	(34.12)%	0.00%	(4.87)%
Net interest margin	2.75%	2.62%	2.72%	2.58%	2.63%
Efficiency ratio	83.13%	84.39%	348.69%	92.75%	122.37%

Per Share Data:
Book value per share	12.10	12.28	12.17	14.65	14.47
Weighted average common shares (basic)	8,597,291	8,639,459	8,617,707	8,622,891	8,547,460
Weighted average common shares (diluted)	8,816,188	8,639,459	8,617,707	8,808,467	8,547,460
Common shares outstanding at end of period	9,298,949	9,180,498	9,180,760	9,195,909	9,231,180

Financial Measures:
Loans to assets	74.95%	79.25%	76.63%	79.11%	79.59%
Loans to deposits	99.60%	111.81%	120.52%	123.53%	129.01%
Allowance for credit losses to total loans	0.89%	0.92%	1.01%	1.00%	1.02%
Allowance for credit losses to total nonperforming loans	82.97%	84.38%	76.36%	182.02%	201.85%
Non-accrual loans to total loans	1.07%	1.09%	1.32%	0.55%	0.51%
Nonperforming loans to total assets	0.80%	0.83%	1.01%	0.44%	0.40%
Net charge-offs (annualized) to average total loans	-	0.11%	-	-	-

Average Balance Sheets:
Total loans	1,039,076	1,050,757	993,090	989,861	1,003,730
Investment securities	265,415	246,662	206,224	182,351	196,463
Total assets	1,376,070	1,361,026	1,306,782	1,252,380	1,290,512
Total interest-bearing deposits	871,487	775,913	746,143	702,262	647,777
Total equity	264,464	263,266	286,458	284,141	286,437